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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 30, 1999 relating to the financial statements and financial statement schedule, which appear in Zitel Corporation's Annual Report on Form 10-K/A for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                PricewaterhouseCoopers LLP

San Jose, California
January 11, 2000